Exhibit 10.115

AMENDMENT NO. 2

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment”) is entered into as of August 1, 1999, by and among I.F.S. OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions (together with PNC, collectively the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 15, 1997 (as amended by Amendment No. 1 dated as of July 31, 1998 and as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders (a) provide Borrower with a temporary overadvance facility, (b) permit Borrower to make a special dividend payment in the amount of $400,000, (c) increase the amount of capital expenditures Borrower is permitted to make for the fiscal year ending September 25, 1999, and (d) amend the calculation of EBITDA, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Amendment No.2” shall mean Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated as of August 1, 1999.

“Settlement” shall mean the settlement arrangement agreed to between

Borrower and various former employees of Borrower in May, 1999 pursuant to which such former employees paid Borrower an aggregate amount of $1,100,000 in settlement of Borrower’s claim against such employees for breach of their non-compete agreements with Borrower.

(b) Section 1.2 of the Loan Agreement is hereby amended by deleting the following defined terms in their entirety to provide as follows:

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses of Borrower on a Consolidated Basis for such period, plus (iii) amortization expenses of Borrower on a Consolidated Basis for such period, plus (iv) up to $300,000 in expenses incurred by Borrower in connection with the establishment by Borrower of a web site on the internet and other internet related start-up costs, including, without limitation, any such expenses of a special consultant retained by Borrower in connection with a facilities study but only to the extent such expenses were deducted in the calculation of clause (i) less (v) the aggregate amount of proceeds received by Borrower in connection with the Settlement to the extent such proceeds were included in the calculation of clause (i).

“Overadvance Period” shall mean the period commencing on August 1, 1999 and ending on October 15, 1999.

(c) Subsection 3.3(c) of the Loan Agreement is amended in its entirety to provide as follows:

“(c) Overadvance Fee. Borrower shall pay to Agent for its benefit and for the ratable benefit of Lenders an overadvance fee (the “Overadvance Fee”) in the amount of $2,000 payable upon execution of Amendment No. 2. The Overadvance Fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.”

(d) Section 7.6 of the Loan Agreement is hereby amended in its entirety to provide as follows:

“7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in an amount in excess of $600,000 during the fiscal year ending September 25, 1999 and in an amount in excess of $500,000 during any other fiscal year during the Term.”

3. Consent. Agent, on behalf of Lenders, hereby consents to the payment by Borrower to its shareholders of a special dividend in the amount of $400,000 to be paid solely out of the proceeds of the Settlement.

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors and IFS Management, (ii) an overadvance fee in the amount of $2,000 (which fee shall be charged to Borrower’s loan account) and (iii) and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

5. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, except that such representations and warranties shall be qualified by the matters set forth on Schedule A attached hereto and made a part hereof.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

6. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: VP FINANCE & CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Wallace G. Clements
Name: WALLACE G. CLEMENTS
Title: VICE PRESIDENT

CONSENTED AND AGREED TO:

SARA ST. CLAIRE, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: VP FINANCE & CFO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: VP FINANCE & CFO

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:	/s/ Jack B. Hood
Name: JACK B. HOOD
Title: VP FINANCE & CFO

I.F.S. MANAGEMENT LLC

By:	/s/ William S. Walsh
Name: WILLIAM S. WALSH
Title:

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